UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2025

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 524-2466

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2025, Xilio Therapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Leerink Partners LLC (the “Agent”), under which the Company may, from time to time, sell shares of the Company’s common stock, par value $0.0001 per share. Pursuant to the prospectus supplement relating to the offering, the Company may sell up to $50.0 million of common stock through the Agent. Sales of the shares of common stock, if any, will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Global Select Market, the existing trading market for the Company’s common stock. The compensation to the Agent for sales of common stock pursuant to the Sales Agreement will be 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement.

The Agent is not required to sell any specific amount of securities, but will act as the Company’s sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. No assurance can be given that the Company will sell any shares of common stock under the Sales Agreement, or, if it does, as to the price or amount of shares of common stock that it sells or the dates when such sales will take place.

Pursuant to the Sales Agreement, the Company agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended. The Company and the Agent may each terminate the Sales Agreement at any time upon specified prior written notice.

The issuance and sale, if any, of shares of common stock by the Company under the Sales Agreement will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-268264), which was originally filed with the Securities and Exchange Commission on November 9, 2022 and was declared effective on November 18, 2022 (the “Registration Statement”), the base prospectus contained in the Registration Statement, and a prospectus supplement that was filed with the SEC on March 11, 2025 in connection with the offer and sale of the shares of common stock pursuant to the Sales Agreement. A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the shares that may be sold pursuant to the Sales Agreement. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, dated March 11, 2025, by and between the Company and Leerink Partners LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: March 11, 2025	By:	/s/ Christopher Frankenfield
Christopher Frankenfield
Chief Financial Officer and Chief Operating Officer